EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, no par value, of Austral Pacific Energy, Ltd., a Canadian corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 28, 2008.

TREATY OAK CAPITAL MANAGEMENT, LP

By:	Treaty Oak Advisors, LLC its general partner

	By:	/s/ John J. Myer

	Name:	John J. Myer
	Title:	Manager

TREATY OAK ADVISORS, LLC

By:	/s/ John J. Myer

Name:	John J. Myer
Title:	Manager

TREATY OAK MASTER FUND

By: Treaty Oak Partners LP, and Treaty Oak Partners (QP), LP, the general partners

By: Treaty Oak Canopy, their general partner

By: Treaty Oak Advisors, LLC its general partner

			By:	/s/ John J. Myer

			Name:	John J. Myer
			Title:	Manager

TREATY OAK ACORN FUND, LP

By: Treaty Oak Canopy, its general partner

By: Treaty Oak Advisors, LLC its general partner

		By:	/s/ John J. Myer

		Name:	John J. Myer
		Title:	Manager

TREATY OAK IRONWOOD, LTD.

By:	/s/ John J. Myers

Name:	John J. Myers
Title:	Manager

/s/ John J. Myers

John J. Myers